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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      ACCESS WORLDWIDE COMMUNICATION, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                     Access
                                   WORLDWIDE

                    Notice of Annual Meeting of Stockholders
                           to be held on June 20, 2001

                             --------------------

Boca Raton, Florida
May [ ], 2001

To the Stockholders of
ACCESS WORLDWIDE COMMUNICATIONS, INC.:

     The Annual Meeting of the Stockholders of ACCESS WORLDWIDE COMMUNICATIONS, INC. (the "Company") will be held at the executive offices of the Company at 4950 Communication Avenue, Suite 300, Boca Raton, Florida at 11:00 a.m., local time, on Wednesday, June 20, 2001, to consider and act upon the following matters:

     1. To elect six directors as follows: (a) two directors to serve a three-year term, two directors to serve a two-year term, and two directors to serve a one-year term, or (b) if Proposal Two is not approved, six directors to serve a one year term;

     2. To approve an amendment to the Restated Certificate of Incorporation of the Company to provide for the classification of the Company's Board of Directors (hereinafter referred to as the "Board of Directors" or the "Board") and related matters;

     3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on May [ ] 2001, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

                                            By Order of the Board of Directors,

                                            Richard Lyew
                                            Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD OF DIRECTORS URGES YOU TO PROMPTLY MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                             ----------------------

                                 PROXY STATEMENT
                             ----------------------

         This Proxy Statement, which will be mailed commencing on or about May
[ ], 2001 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Access Worldwide Communications, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held on June 20, 2001, at 11:00 a.m. local time, at the Company's executive offices, and at any adjournment or adjournments thereof, for the purposes set forth in such notice. The Company's executive offices are located at 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431.

         Holders of record of issued and outstanding shares of common stock, $.01 par value per share ("Common Stock"), of the Company, as of May [ ], 2001 (the "Record Date"), will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 9,740,001 shares of Common Stock. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Except as set forth below, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

         Directors of the Company are elected by plurality vote. Adoption of Proposal Two requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against this proposal. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have discretionary voting power on such matter. Adoption of Proposal Three requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon and present at the meeting in person or by proxy. For the purpose of determining the vote required for approval of Proposals One and Three, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to Proposal One or Three, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter.

         Any proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a proxy will not have the effect of revoking that proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the proxy.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Six directors will be elected at the Meeting. If the stockholders approve Proposal Two, the Board of Directors will be divided into three classes with staggered terms of office. The nominating committee of the Company ("Nominating Committee") has determined that the initial classification of the Board will be as follows: (i) the Class I directors, Peter D. Bewley and Lee H. Edelstein, which will serve until the date of the 2002 Annual Meeting of Stockholders; (ii) the Class II directors, Randall J. Lewis and Shawkat Raslan, which will serve until the date of the 2003 Annual Meeting of Stockholders;
(iii) and the Class III directors, Michael Dinkins and Liam S. Donohue, which will serve until the date of the 2004 Annual Meeting of Stockholders. At each Annual Meeting after 2001, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term. If Proposal Two is not approved, directors elected at the Meeting will serve until the date of the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified.

         It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the six nominees listed in the following table, unless contrary instructions are given. All of the nominees are presently serving as directors. In case any of the nominees are unable or decline to serve, such persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such proposal unless otherwise instructed in such proxy.

         Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.


                                                                                              Shares of Common
                                                                                                Stock Owned
Name of Nominee and                                                                          Beneficially as of    Percent
Biographical Information                                                                    [March 20, 2001] (1)  of Class
----------------------------------------------------------------------------------------- ----------------------- ----------
Peter D. Bewley,  age 54, has been a director of the Company  since May 1997.  Mr. Bewley       38,672 (2)            *
has been Senior Vice President-General Counsel and Secretary of The Clorox Company since
February 1998. From May 1994 to February 1998, he was Senior Vice President, General
Counsel and Secretary of NovaCare, Inc. ("NovaCare"), a provider of comprehensive rehabilitation services. Prior to joining NovaCare, Mr. Bewley was employed as an attorney with Johnson & Johnson for 17 years, most recently as Associate General Counsel. Before that, he served as an associate with the law firm of Wilmer, Cutler & Pickering from 1972 to 1977.

Michael  Dinkins,  age 47, has been the Chairman of the Board since February 2000, and a       134,192 (3)           1.3%
director, as well as, President and Chief Executive Officer of the Company since August
1999. Previously, Mr. Dinkins had been the Chief Financial Officer since joining the
Company in 1997 until August 1999. From May 1996 to August 1997, he was President of
Cadmus Graphic Communications Group. From September 1993 to May 1996, he was Chief
Financial Officer of Cadmus Communications Corporation. From 1976 to 1993, he served in various managerial and financial positions for General Electric Company, Inc. Mr. Dinkins currently serves as a director of the LandAmerica Financial Group, Inc.

Liam S. Donohue,  age 33, has been a director of the Company since  December  1996.  Mr.        29,372 (4)            *
Donohue is a founding partner of DHM Arcadia Partners, a private equity fund investing in the for-profit education and training industry. From 1995 through 1998, Mr. Donohue was a principal of Foster Management Company, an investment advisor firm. In 1994, he was an
Associate of Salomon Brothers Corporate Finance Group in London. From 1989 to 1993, he was
an Associate with Booz, Allen and Hamilton, Inc.'s International Environmental Management
Practice and started Booz, Allen's office in Budapest, Hungary.

Lee H.  Edelstein,  age 53, has been a director of the Company since  October 1997.  Mr.       205,685 (5)           2.0%
Edelstein is the President of LHE Consulting, Inc. a business consulting firm. From
January 1997 to May 1999, Mr. Edelstein was President of the TMS Professional Markets
Group of the Company. In 1992, he founded TeleManagement Services, Inc. ("TMS"), a pharmaceutical and healthcare direct marketing and teleservices company acquired by the
Company in January 1997. Prior to founding TMS, Mr. Edelstein worked for Goldline
Laboratories, a division of IVAX Corp., a pharmaceutical company, for 11 years in various management positions including Operations Manager, Director of Marketing and Vice
President of Marketing and Business Development.

                                                                                             Shares of Common
                                                                                               Stock Owned
Name of Nominee and                                                                         Beneficially as of     Percent
Biographical Information                                                                   [March 20, 2001} (1)   of Class
----------------------------------------------------------------------------------------- ----------------------- ----------
Randall J.  Lewis,  age 38, has been a director  of the  Company  since May 2000.  Since          5,000               *
November 1999, Mr. Lewis has served as Executive Vice President and Chief Auditor of Wells
Fargo & Co. ("Wells Fargo"), a financial services company. From July 1997 to November
1999, Mr. Lewis served as Vice President of Corporate Development of Wells Fargo From 1984
to 1997, Mr. Lewis served in various finance and operations positions for General Electric
Company, most recently as Chief Financial Officer of GE Consumer Financial Services.

Shawkat  Raslan,  age 49, has been a director of the Company since May 1997.  Since June        42,672 (6)            *
1983, Mr. Raslan has served as President and Chief Executive Officer of International
Resources Holdings, Inc., an asset management and investment advisory service for international clients. Prior thereto, he served as Vice President of Trans Arabian
Investment Bank in Bahrain from 1980 to 1983. From 1976 to 1980, Mr. Raslan was a liaison officer and engineer for Turner International, a construction management company. He currently serves as a director of Tiedemann Investment Group, Parisco Ltd., St. James's
Club Antigua, and Integra, Inc and managing partner of Prima Partners LP and Links Venture
Partners LP.

---------------
* Less than one percent.

(1) As of [March 20, 2001], each director had sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.
(2) Includes 27,672 shares of Common Stock presently issuable upon exercise of options.
(3) Includes 127,192 shares of Common Stock presently issuable upon exercise of options.
(4) Includes 25,672 shares of Common Stock presently issuable upon exercise of options.
(5) Includes 4,669 shares of Common Stock presently issuable upon exercise of options.
(6) Includes 27,672 shares of Common Stock presently issuable upon exercise of options.

         During the fiscal year ended December 31, 2000, the Board of Directors met eight times. All of the incumbent directors attended more than 75% of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors.

         The Board has a compensation committee ("Compensation Committee"), an audit committee ("Audit Committee"), a capital and finance committee ("Capital and Finance Committee") and a Nominating Committee. The Compensation Committee reviews and makes recommendations regarding the compensation for executive officers and other key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an officer of the Company. The current members of the Compensation Committee of the Board of Directors for fiscal year 2000 are Shawkat Raslan, Peter D. Bewley, Liam S. Donohue and Randall Lewis. The Compensation Committee has a stock option subcommittee ("Stock Option Subcommittee"). The members of the Stock Option Subcommittee are Peter D. Bewley, Randall Lewis and Shawkat Raslan. The Stock Option Subcommittee administers the Company's stock option plan ("Stock Option Plan") and determines the persons who are to receive options, the number of shares subject to each option and the terms, including the exercise price, of such options. The Compensation Committee met twice in 2000.

         The members of the Audit Committee are Peter D. Bewley, Liam S. Donohue, Randall Lewis and Shawkat Raslan. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the Company's financial statements, the results of those audits and the adequacy of internal accounting controls as well as monitors other corporate and financial policies. The Audit Committee met seven times during 2000.

         The members of the Capital and Finance Committee are Liam S. Donohue, Lee H. Edelstein and Randall Lewis. The Capital and Finance Committee reviews the financial condition of the Company so as to counsel the Board on the total financial resources, strength and capabilities of the Company. The Capital and Finance Committee is authorized to approve acquisitions of businesses having an aggregate purchase price of less than $1,000,000. This committee has been further authorized to explore and recommend various forms of financing and capital facilities. The Capital and Finance Committee met four times in 2000.

         The members of the Nominating Committee are Lee H. Edelstein, Peter D. Bewley and Shawkat Raslan. The Nominating Committee is authorized to review, approve and recommend to the Board persons for election as directors. The Nominating Committee met once during 2000. In addition, the Nominating Committee will consider written nominations by stockholders, which are submitted to the Chairman of the Nominating Committee and addressed in care of Secretary, Access Worldwide Communications, Inc., 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431.

Compensation of Directors

         Non-management directors of the Company receive an annual retainer of $15,000 excluding the Chairman. A non-management Chairman would be entitled to receive an annual retainer of $17,500. In addition, non-management directors of the Company receive fees of $1,000 for each meeting attended in person, $500 for each committee meeting attended on a day other than the day of a full Board of Directors meeting and $500 for each board of directors or committee meeting attended via teleconference. New non-management directors of the Company receive option to purchase 10,000 shares of Common Stock at the closing price on the day elected while existing non-management directors receive options to purchase 5,000 shares of Common Stock on each annual meeting date. These stock options vest evenly over three years. In addition, in the event that the Chief Executive Officer is awarded a 100% bonus payment with respect to any fiscal year, each non-management director receives an additional option to purchase 5,000 shares of Common Stock on the date the 100% bonus payment is approved. Directors who are officers of the Company do not receive any additional compensation for serving on the Board. Additionally, directors are reimbursed for out-of-pocket expenses related to their duties.

          Also, Peter D. Bewley, Liam S. Donohue, Lee Edelstein and Shawkat Raslan were each granted options to purchase 5,000 shares of Common Stock and Randall Lewis was granted an option to purchase 10,000 shares of Common Stock.

                               EXECUTIVE OFFICERS

         Our executive officers and their ages as of the Record Date are as follows.


         Name                        Age      Position
         ----                        ---      --------
         Michael Dinkins             47       Chairman of the Board, President and Chief Executive
                                              Officer
         John Hamerski               49       Executive Vice President and Chief Financial Officer
         Joseph Macaluso             60       Executive Vice President of Sales and Marketing -Phoenix
                                              Marketing Group
         Robert Regazzi              62       Senior Vice President and Chief Operating Officer -Phoenix
                                              Marketing Group
         Bernard Tronel              43       Senior Vice President and Chief Operating Officer -
                                              Teleservices Group
         Barbara Monaghan            43       Senior Vice President and Chief Operating Officer - AM
                                              Medica Communications Group


         Below is a summary of the business experience of each of our executive officers. The business experience of Mr. Dinkins appears under the caption "Election of Directors" set forth above.

John Hamerski, age 49, has been Executive Vice President and Chief Financial Officer of Access Worldwide since 2000. He joined the Company in 1997 as Senior Vice President, Financial Planning and Analysis. From 1993-1997, he worked at the Cadmus Communications Corporation, a printing and communications company, most recently as Vice President and Chief Financial Officer for Cadmus Interactive. In his positions with Cadmus, he coordinated the corporate fiscal plan, assisted in a secondary offering and identified acquisition candidates.

Joseph Macaluso, age 60, is the Executive Vice President of Sales and Marketing for Access Worldwide's Phoenix Marketing Group, a pharmaceutical database management and sample fulfillment company co-founded by Mr. Macaluso in 1983 and acquired by Access Worldwide in 1997. In creating and overseeing the Phoenix Marketing Group, Inc., Mr. Macaluso was responsible for product development, sales, marketing and customer and industry relations.

Robert Regazzi, age 62, has been Senior Vice President of Access Worldwide and Chief Operating Officer of Access Worldwide's Phoenix Marketing Group since 1999. He joined Access Worldwide in 1998 in the newly created role of Senior Vice President and General Manager of the Company's Phoenix Marketing Group. From 1996-1998, Mr. Regazzi was President and Chief Executive Officer of Product Knowledge Systems, Inc, a training and education company, where he developed operating, sales, finance, administration and research & development infrastructures.

Bernard Tronel, age 43, has been Senior Vice President of Access Worldwide and Chief Operating Officer of Access Worldwide's Teleservices Group since 1999. From 1996-1999, he was Vice President and General Manager for the Company's ICT Group where he oversaw five call centers generating 100,000 hours of call production each month. From 1994-1996, he was Worldwide Director of Telemarketing for the Franklin Mint, a creator and supplier of finely crafted collectibles. In that position, he oversaw call centers that employed more than 1,200 employees and opened offices in London.

Barbara Monaghan, age 43, has been Senior Vice President of Access Worldwide and Chief Operating Officer of Access Worldwide's AM Medica Communications Group since 2000. She joined the Company in 1993 as Vice President and Client Services Director. Previously, she held several positions with Audio Visual Medical Marketing, a medical communications company, including Vice President, Account Manager and Director of Project Management. In those positions, she gained experience in developing and implementing international medical education programs and worked on a variety of therapeutic categories including cardiology and infectious diseases.

No family relationships exist between any executive officers of the Company.

Executive Compensation

         The following table sets forth information for the fiscal years ended December 31, 2000, 1999 and 1998, concerning the compensation of the Company's Chief Executive Officer, Chief Financial Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000 (the "Named Executive Officers").


                                              SUMMARY COMPENSATION TABLE                   Long Term
                                                Annual Compensation                     Compensation Award
                                                -------------------                     ------------------
                                                                        Other
                                                                       Annual        Securities        All Other
                                            Salary       Bonus      Compensation     Underlying    Compensation ($)
  Name and Principal Position     Year        ($)          ($)         ($)(1)         Options            (2)
-------------------------------- -------- ------------ ----------- ---------------- -------------- ------------------
Michael Dinkins, Chairman,        2000       $292,315    $100,000            --        10,000         $1,450
President and Chief Executive     1999        238,000          --       $55,566(6)    200,000          4,049
Officer                           1998        200,000      80,000                      75,000          1,309

John Hamerski, Executive Vice     2000        142,000      50,000            --        26,500            505
President and Chief Financial     1999        115,000      20,000        43,541(9)      2,000            505
Officer                           1998         95,000      21,500        29,482(9)     12,500            505

Joseph Macaluso, Executive        2000        248,205      50,000         8,400         4,000         14,644
Vice President of Sales &         1999        163,455          --         8,400         2,000         12,038
Marketing                         1998        149,994          --         8,400                       12,500


Robert Regazzi, Senior Vice       2000        205,620      63,600            --         4,000          5,815
President and Chief Operating     1999        158,990      20,147            --         2,000          2,878
Officer - Phoenix Marketing       1998         48,459      10,000        50,000(7)     50,000             --
Group (3)

Bernard Tronel, Senior Vice       2000        218,021      45,000         6,000         4,000          2,430
President and Chief Operating     1999        124,217      20,000        30,000(8)     15,000          1,569
Officer - Teleservices Group (4)  1998             --          --            --            --             --

Barbara Monaghan, Senior Vice     2000        212,235          --            --         1,500             --
President and Chief Operating     1999        170,135          --            --         3,000             --
Officer - AM Medica               1998        109,000          --            --            --             --
Communications Group(5)

(1) Includes payments made by the Company to the Named Executive Officers for moving expenses and car allowances.
(2) Includes contributions made by the Company on behalf of the named executive officers to the Company's 401(k) plan, medical and dental insurance plans, a term life/disability insurance plans and other benefits.
(3)  Hired September 1, 1998.
(4)  Hired February 22, 1999.
(5)  Appointed Chief Operating Officer on November 17, 2000.
(6)  Mr. Dinkins received $55,566 in moving expenses in 1999.
(7)  Mr. Regazzi received $50,000 in moving expenses in 1998.
(8)  Mr. Tronel received $25,000 in moving expenses in 1999.
(9) Mr. Hamerski received $29,482 and $43,541 in moving expense in 1998 and 1999 respectively.

         The following table sets forth the grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000. The amounts shown for each of the Named Executive Officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price that will benefit all stockholders proportionately. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                            Option Grants in the Fiscal Year Ended
                                                     December 31, 2000
                                                     -----------------


                                                     Individual Grants                          Potential Realizable
                                                       % of Total                                  Value at Assumed
                                         Number of       Options                                        Annual
                                        Securities     Granted to     Exercise                   Rates of Stock Price
                                        Underlying      Employees     Price or                     Appreciation for
                                          Options       in Fiscal       Base       Expiration        Option Term
                Name                      Granted         Year        ($/Share)       Date          5%         10%
-------------------------------------- -------------- -------------- ------------ ------------- ----------- -----------
Michael Dinkins, Chairman, President          10,000          4.87%       $2.375       2/29/10     $14,936     $37,851
and Chief Executive Officer

John Hamerski, Executive Vice                  1,500          0.73%       $2.375       2/29/10      $2,240      $5,678
President and Chief Financial Officer         25,000         12.17%       $1.250       8/18/00     $19,653     $49,804

Joseph Macaluso, Executive Vice                4,000          1.95%       $2.375       2/29/10      $5,974     $15,141
President of Sales & Marketing

Robert Regazzi, Senior Vice                    4,000          1.95%       $2.375       2/29/10      $5,974     $15,141
President and Chief Operating
Officer - Phoenix Marketing Group

Bernard Tronel, Senior Vice                    4,000          1.95%       $2.375       2/29/10      $5,974     $15,141
President and Chief Operating
Officer - Teleservices Group

Barbara Monaghan, Senior Vice                  1,500          0.73%       $2.375       2/29/10      $2,240      $5,678
President and Chief Operating
Officer - AM Medica


         The following table sets forth the number and value, net of exercise price, of shares of Common Stock acquired upon exercise of options on the date of exercise by the Named Executive Officers during the past fiscal year, and the number and value of options held by such Named Executive Officers at December 31, 2000.

                                              Aggregate Option Exercises in the Fiscal Year
                                       Ended December 31, 2000 and Fiscal Year End Option Values

                                                                     Number of Securities
                                       Shares                       Underlying Unexercised            Value of Unexercised
                                      Acquired        Value               Options at                  In-the Money Options
                                    on Exercise     Realized            Fiscal Year-End               At Fiscal Year-End1)
              Name                      (#)            ($)       Exercisable    Unexercisable     Exercisable    Unexercisable
---------------------------------- --------------- ------------ -------------- ----------------- -------------- -----------------
Michael Dinkins, Chairman,                  0            0            127,192           242,808             $0                $0
President and Chief Executive
Officer

John Hamerski, Executive Vice               0            0              7,208            33,792              0                 0
President and Chief Financial
Officer

Joseph Macaluso, Executive Vice             0            0              7,201            10,799              0                 0
President of Sales & Marketing

Robert Regazzi, Senior Vice                 0            0             21,228            34,772              0                 0
President and Chief Operating
Officer - Phoenix Marketing Group

Bernard Tronel, Senior Vice                 0            0              5,808            13,192              0                 0
President and Chief Operating
Officer - Teleservices Group

Barbara Monghan, Senior Vice                0            0              1,102             3,398              0                 0
President and Chief Financial
Officer - AM Medica
Communications Group

----------
(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Common Stock.

Employment Arrangements

         The Company has entered into employment arrangements with the Named Executive Officers, as described below. All of those arrangements provide for, among other things (i) non-compete and non-disclosure agreements from the officers; and (ii) the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him for a period of time set forth therein. Each agreement also provides for health insurance and other benefits.

         The Company entered into a four-year employment agreement, effective as of July 29, 1999, with Michael Dinkins, the Chairman of the Board, President and Chief Executive Officer, which is automatically renewable for successive one-year terms unless either party provides at least 180 days prior written notice of his or its intention not to renew the agreement. The agreement, as amended through December 21, 2000, provides for, among other things, Mr. Dinkins to receive an initial annual base salary of $300,000, plus an annual incentive bonus of up to 50% of his then current annual base salary based upon the achievement of certain quantitative and qualitative goals to be mutually agreed upon by Mr. Dinkins and the Compensation Committee. In addition, Mr. Dinkins is eligible to receive merit increases in his annual base salary as determined by the Compensation Committee. For the year ended December 31, 2000, in the event that the Company exceeded its earnings before interest, taxes, depreciation, and amortization ("EBITDA") target set by Mr. Dinkins and the Compensation Committee by at least 25%, Mr. Dinkins' will be entitled to receive a bonus equal to 100% of his then current annual base salary; provided, however, that such bonus shall be prorated between 50% and 100% of his then current annual base salary in the event the Company exceeds its EBITDA target by less than 25%. The Company did not meet the EBITDA target for the fiscal year 2000; however, Mr. Dinkins received a bonus of $100,000 at the discretion of the Compensation Committee. In connection with the agreement, Mr. Dinkins was granted an option to purchase 200,000 shares of the Common Stock, which option vests equally over five years. The agreement also provides for the payment to Mr. Dinkins of certain moving and relocation expenses. If Mr. Dinkins' employment is (i) terminated without cause, or (ii) terminated within two years after a change of control (as such term is defined therein), with specific exceptions, he is entitled to receive an amount equal to twice his then current annual base salary. In addition, if Mr. Dinkins' employment is terminated without cause he is entitled to receive a pro rata share of the total amount of the bonus that he would otherwise be entitled to for the year in which the termination occurs as if he had met all of the established target goals. Mr. Dinkins' current annual base salary is $318,000.

         The Company entered into a three-year employment agreement, effective as of December 5, 2000, with John Hamerski, Executive Vice President and Chief Financial Officer, which provides for, among other things, Mr. Hamerski to receive an initial annual base salary of $180,000, plus an annual incentive bonus of up to 40% of his then current annual base salary based upon the achievement of quantitative and qualitative goals established by the Chief Executive Officer of the Company. In addition, Mr. Hamerski is eligible to receive merit increases in his annual base salary as determined by the Chief Executive Officer of the Company. If Mr. Hamerski's employment is terminated within two years after a change of control (as such term is defined therein), with specific exceptions, he is entitled to receive (i) an amount equal to his then current annual base salary, and (ii) a bonus of 40% of his then current annual base salary, prorated to the date of termination; provided, that the target goals established by the Chief Executive Officer have been met or are reasonably on track to be met. If Mr. Hamerski's employment is terminated without due cause and he is not otherwise entitled to the termination payment described above, he is entitled to receive continuing payments of his then current annual base salary for a period of one year. Mr. Hamerski's current annual base salary is $180,000.

         The Company entered into a five-year employment agreement, effective as of October 17, 1997, with Joseph Macaluso, which provides for, among other things, Mr. Macaluso to serve as Executive Vice President of Sales and Marketing of the Phoenix Marketing Group Division ("Phoenix Division") of the Company and to receive an initial annual base salary of $150,000, plus an annual incentive bonus of up to 20% of his then current annual base salary based upon the achievement by the Phoenix Division of certain financial performance goals established by the Chief Executive Officer of the Company. In addition, Mr. Macaluso is eligible for merit increases in his annual base salary as determined by the Chief Executive Officer of the Company. Under the agreement, Mr. Macaluso was granted an option to purchase 12,000 shares of the Common Stock, which option vests equally over two years. If Mr. Macaluso's employment is terminated without due cause and provided that his employment is not terminated due to death or disability, he is entitled to receive continuing payments of his then current annual base salary for a period ending on the earlier of (i) the scheduled expiration date of the term of the agreement, or (ii) six months following the date of termination. Mr. Macaluso's current annual base salary is $215,000.

         The Company entered into an employment agreement, effective as of March 29, 1999, with Bernard Tronel, Senior Vice President and General Manager of the TMS Professional Markets Group division of the Company (the "TMS Division"). The agreement provides for an initial annual base salary of $175,000, plus an annual incentive bonus of up to 40% of Mr. Tronel's then current annual base salary based upon the attainment of certain qualitative and quantitative goals established by Mr. Tronel and the President of the TMS Division. Under the agreement, Mr. Tronel was granted an option to purchase 10,000 shares of the Common Stock, which option vests equally over five years. The agreement also provides for the payment to Mr. Tronel of certain moving expenses. Under the agreement, if Mr. Tronel's employment is terminated without cause or involuntarily, whether or not due to a change of control (as defined in the agreement), Mr. Tronel will be entitled to receive an amount equal to one-half of his then current annual base salary plus an additional one month of his then current annual base salary for each year of service with the Company, the total payments of which are not to exceed twelve months of his then current annual base salary. Mr. Tronel's current annual base salary is $200,000.

         The Company has entered into an employment arrangement, effective as of September 1, 1998, with Robert Regazzi, Senior Vice President and General Manager of the Phoenix Division. The agreement provides for an initial annual base salary of $150,000, plus an annual incentive bonus between $5,000 and $10,000 based upon the attainment of certain short-term goals established by Mr. Regazzi and the Phoenix Division. In addition, under this agreement, Mr. Regazzi was granted an option to purchase 50,000 shares of the Common Stock, which vests equally over five years. The agreement also provides for the payment to Mr. Regazzi of $50,000 for moving expenses. Under the agreement, if Mr. Regazzi's employment is terminated during the first three years for any reason other than criminal behavior or gross misconduct, Mr. Regazzi will be entitled to receive an amount equal to six months of his then current annual base salary. Mr. Regazzi's current annual base salary is $212,000.

                                PERFORMANCE GRAPH

         The following performance graph compares the cumulative total shareholder return on the Company's Common Stock to the Nasdaq 100 and to the Company's peer group of four publicly traded companies engaged in contract research and outsourcing for the pharmaceutical industry (the "Peer Group Index") for the period commencing February 13, 1998 (the first date that the Common Stock became publicly traded) and ending December 31, 2000. The graph assumes that $100 was invested in each of the Company's Common Stock, the Nasdaq 100 and the companies listed in the Peer Group Index (on a weighted market value basis) and that any dividends were reinvested. The members of the Peer Group Index are Boron, LePore & Associates, Inc., Catalina Marketing Corporation, Parexel International Corporation and Quintiles Transnational Corporation. In previous years, the Peer Group Index included Applied Analytics Industries, Inc. and Snyder Communications, Inc.; however, due to restructurings or acquisitions in 2000, Applied Analytical Industries, Inc. and Snyder Communications, Inc. have been replaced with Catalina Marketing Corporation and Quintiles Transnational Corporation.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  AMONG ACCESS WORLDWIDE COMMUNICATIONS, INC.,


                         THE NASDAQ 100 AND A PEER GROUP

                                 [LINE GRAPH]

                                  1/4/99    12/30/99    12/29/00
                                  ------    --------    --------
                  AWWC             $99         $29         $8
                  Peer Group       $99         $57        $61
                  Nasdaq 100      $102        $183        $58



* $100 INVESTED ON 02/13/1998 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.

                                                          2/13/1998             12/31/1999              12/31/2000
                                                          ---------             ----------              ----------
NASDAQ 100                                                   $100                   $159                    $326
Peer Group Index                                              100                     88                      29
Access Worldwide Communications, Inc                          100                     70                      20

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee and the Stock Option Subcommittee of the Board of Directors (collectively, the "Committee"), are composed of four outside directors and three outside directors, respectively, and are responsible for administering the Company's executive compensation program.

         The Company's executive compensation program is intended to attract, motivate and retain key executives who are capable of leading the Company effectively and continuing its long-term growth. The compensation program for executives is comprised of base salary, annual incentives and long-term incentive awards. The Committees' compensation philosophy is based upon the belief that success of the Company results from the coordinated efforts of all Company employees working as a team to achieve objectives of providing superior products and services to the Company's clients and maximizing the Company's value for the benefit of its stockholders.

         The Committee reviews significant qualitative components in evaluating the individual performance of each executive officer. These components include such executive officer's leadership, teambuilding and motivational skills, adaptability to rapid change, and assimilation of new technical knowledge to meet the demands of the Company's clients. In this qualitative evaluation, the Committee exercises its collective judgment as to the executive officer's contributions to the growth and success of the Company during the prior year and the expected contributions of such executive officer in the future.

Base Salary: Base salary is determined by level of responsibility and individual performance as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance, the Chief Executive Officer makes recommendations to the Compensation Committee concerning each executive officer's base salary. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations.

Executive Bonuses: Bonuses provides the opportunity for executive officers to earn as additional compensation, a percentage of the executive officer's annual base salary by achieving the Company's strategic and financial performance goals. The Company will pay the Chief Executive Officer's and other executive officer's bonuses provided the Company achieves strategic and financial performance objectives. These objectives are established by the Chief Executive Officer and reviewed and approved by the Compensation Committee.

         The key components in determining the amount of such bonus award include the financial performance of the Company and the progress of the Company in achieving its long-term strategic objectives. The judgment of each member of the Compensation Committee and the Chief Executive Officer, in the case of other executive officers, as to the impact of the individual or the support of the individual to their teams on the financial performance and strategic progress of the Company also are considered.

         Based on this year's financial performance, the Company reorganized,downsized several operations and implemented a six-month delay in salary increases. However;based largely upon retaining all key clients, the formation of strategic alliances, the successful completion of the sale of the Plano, Texas call center, and the attainment of the above quantitative financial performance, the Compensation Committee awarded bonuses for 2000 which fell primarily between the 50% to 75% of the targeted bonus amount.

Stock Options: The stock option plan is administered by the Stock Option Subcommittee of the Compensation Committee, which consists of Peter D. Bewley, Randall Lewis and Shawkat Raslan.

         The Stock Option Subcommittee believes that long-term incentive compensation in the form of stock options is the most effective way of making executive compensation dependent upon increases in shareholder value. In addition, the Stock Option Subcommittee believes that stock option grants are an effective means of retaining key executives, an essential element in the Company's highly regulated and client relationship-driven industry. The Company's Stock Option Plan provides the means through which executives can build an investment in Common Stock which align such executive officers' economic interest with the interest of stockholders.

         The exercise price of each option has been the market price of the Common Stock on the date of grant. The grants provide for a delayed vesting period and have a ten year term. The Stock Option Subcommittee believes that stock options give the executive officers greater incentive throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the stockholders both on the long-term, as well as a short-term basis.

         In determining the number of option shares to grant to executive officers, the Stock Option Subcommittee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor being given special weight. The recommendation of the Chief Executive Officer is of paramount importance in determining awards to persons other than himself.



Deductibility of Executive Compensation: Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.


         The Compensation Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executive officers who will maximize value for the Company's stockholders.

                                                     COMPENSATION COMMITTEE
                                                     OF THE BOARD OF DIRECTORS

                                                     Shawkat Raslan
                                                     Peter D. Bewley
                                                     Liam S. Donohue
                                                     Randal Lewis

                          REPORT OF THE AUDIT COMMITTEE

         On June 13, 2000, the Board of Directors adopted an Audit Committee Charter under which the Audit Committee operates. The Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix A.

         Management has the primary responsibility for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statement of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report threron. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors.

         In fulfilling its responsibility, the Audit Committee recommended to the Board of Directors the selection of the Company's independent auditors, PricewaterhouseCoopers LLP. The Audit Committee confirmed that PricewaterhouseCoopers LLP has provided the written disclosures and letter required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees) stating (i) the firm's independence as required by the Independence Statndards Board and (2) the matters required to be communicated under the generally accepted auditing standards.


         Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee reviews of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended Decemebr 31, 2000 for filing with the Securities and Exchange Commission.

                                                       AUDIT COMMITTEE
                                                       OF THE BOARD OF DIRECTORS

                                                       Peter D. Bewley
                                                       Liam S. Donohue
                                                       Randall Lewis
                                                       Shawkat Raslan

Audit Fees

         PricewaterhouseCoopers LLP, advised the Audit Committee that it provided $180,000 of audit services and $8,000 of other services during the Company's fiscal year ended December 31, 2000. Other services include (i) audit of the Company's 401(k) plans, and (ii) evaluating the effects of various accounting issues and changes in professional standards. The independent accountants advised the Audit Committee that it did not believe its audit was impaired by its provision of such services, particularly in view of the relationship of the related fees to its annual revenues. As a result, PricewaterhouseCoopers LLP has confirmed that was an independent accountant with respect to the Company within the meaning of the Exchange Act ("as defined below") administered by the Securities Exhange Commission and the requirements of the Independence Standards Board.


         Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the fiscal year ended

December 31, 2000, its directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Lee H. Edelstein

         Lee H. Edelstein, a director of the Company, entered into a consulting agreement, effective May 10, 1999, with TLM Holdings Corp., a wholly-owned subsidiary of the Company ("TLM Holdings"), to provide consulting services with respect to marketing and sales activities, and support to the executive management, of the TMS Professional Markets Group Division of the Company. The agreement, as subsequently amended, provides for, among other things, (i) a term through December 31, 2002, (ii) Mr. Edelstein to devote 20% of his business time (not less than four days per month) to provide the required services, and (iii) the payment of $75,000 annually to Mr. Edelstein.

         TLM Holdings, Mr. Edelstein and TeleManagement Services, Inc., which was owned primarily by Mr. Edelstein ("TeleManagement") entered into an agreement dated January 1, 1997, as subsequently amended ("TeleManagement Agreement"), whereby TLM Holdings purchased substantially all of the assets of TeleManagement. The purchase price for the assets was as follows: (i) $6,500,000 in cash, (ii) the issuance by TLM Holdings of a 6% Convertible Subordinated Promissory Note, in the principal amount of $1,300,000, which was assigned by TeleManagement to Mr. Edelstein on January 27, 1997, payable in the following manner: (a) all unpaid accrued interest is payable on January 15th of each year, commencing on January 15, 1998, until the note is paid in full, and (b) the principal amount is payable in three equal installments of $433,334 on January 15, 1998, January 15, 1999 and on the date which is ten days following the date of the payment in full of all amounts owed by the Company to Bank of America, N.A. under the Company's Credit Agreement with Bank of America, N.A.; and (iii) certain additional contingent payments of cash and common stock of TLM Holdings payable to Mr. Edelstein over a three-year period dependent upon the achievement of certain financial and operational goals. In 2000, Mr. Edelstein was eligible to receive the contingent payments, however, did not receive any contingent payments due to the Company's failure to meet the financial and operational goals.

Agreements with Ann M. Holmes

         Ann M. Holmes, the former President of the A M Medica Communications Group Division of the Company, entered into a consulting agreement, effective April 1, 2000, with the Company, to provide consulting services and support to the executive management of the AM Medica Communications Group Division of the Company. The agreement provides for, among other things, (i) a term through April 1, 2001, and (ii) the payment of $15,000 monthly to Ms. Holmes.

         The Company, Ms. Holmes and A M Medica Communications, Ltd., which was owned primarily by Ms. Holmes ("A M Medica") entered into an agreement dated October 24, 1998, ("A M Medica Agreement"), whereby the Company purchased all of the all of the issued and outstanding shares of A M Medica. The purchase price for the shares was as follows: (i) $20,000,000 in cash, (ii) the issuance by the Company of a 6.5% Subordinated Promissory Note in the original principal amount of $5,500,000, as amended to decrease the principal amount to $5,219,000, payable in the following manner: (a) consecutive monthly payments of $150,000 payable on the first day of each month, (b) two additional payments of $250,000 each, payable on May 25, 2000 and October 25, 2000, and (c) the remaining principal amount then outstanding together will any outstanding accrued and unpaid interest thereon, payable on October 1, 2003; and (iii) certain additional contingent payments of cash and common stock of the Company payable to Ms. Holmes over a three-year period dependent upon the achievement of certain financial and operational goals. In 2000, Ms. Holmes received payments of $1,850,000 under the agreement.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         To the knowledge of the Board of Directors, no other stockholders (including any "group," as that term is used in Section 13(d)(3) of the Exchange Act beneficially owned more than five percent of the Common Stock as of [March ___, 2001]. The respective shareholdings of each Named Executive Officer (except for Michael Dinkins who is listed under "Election of Directors") and all directors and officers as a group, as of December 31, 2000 (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                        Amount of Shares
                    Name                               Beneficially Owned                     Percent of Class
--------------------------------------------- ------------------------------------- --------------------------------------
John Hamerski, Executive Vice President and                   8,708 (2)                               *
Chief Financial Officer

Joseph Macaluso, Executive Vice President                   179,264 (3)                             1.8%
of Sales & Marketing

Robert Regazzi, Senior Vice President and                    51,228 (4)                               *
Chief Operating Officer - Phoenix Marketing
Group

Bernard Tronel, Senior Vice President and                     5,808 (5)                               *
Chief Operating Officer - Teleservices Group

Barbara Monghan, Senior Vice President and                    1,102 (6)                               *
Chief Operating Officer - AM Medica
Communications Group

All directors and executive                                 708,515 (7)                             7.0%
   Officers as a group
   (thirteen persons)

Compania Financiera Tassarina S.A.                          551,130                                 5.4%
8 Calle Aquilino de la Guardia
Panama City, Panama


------------------
     o    Less than one percent.

(1) Unless otherwise indicated the address for the above is c/o Access Worldwide Communications Inc., 4950 Communication Avenue, Boca Raton, Florida 33431
(2) Includes 7,208 shares of Common Stock presently issuable upon exercise of options.
(3) Includes 7,201 shares of Common Stock presently issuable upon exercise of options.
(4) Includes 21,228 shares of Common Stock presently issuable upon exercise of options.
(5) Includes 3,808 shares of Common Stock presently issuable upon exercise of options.
(6) Consists of 1,102 shares of Common Stock presently issuable upon exercise of options.
(7) Includes 261,338 shares of Common Stock presently issuable upon exercise of options.

                                  PROPOSAL TWO

      APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
             PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS.

General Information on the Amendment

         The Board has unanimously approved and recommended that the stockholders of the Company approve an amendment to the Company's Restated Certificate of Incorporation. The proposed amendment provides for the classification of the Board into three classes of directors with staggered terms of office (the "Amendment"). A copy of the Amendment is attached to this Proxy Statement as Appendix "B."

         Delaware law permits the Company to include a provision in its Restated Certificate of Incorporation that provides for a classified board of directors with staggered three-year terms. Absent such a provision, Delaware law provides that all directors serve a one year term and until their successors are duly elected and qualified. The Amendment provides that directors will be classified into three classes, as nearly equal in number as possible. The initial terms of one class will expire at the Company's 2002 annual meeting, the initial terms of the second class will expire at the Company's 2003 annual meeting, and the initial terms of the third class will expire at the Company's 2004 annual meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election, and until their successors have been duly elected and qualified. Under Delaware law, directors chosen to fill vacancies on the classified board would hold office until the next stockholders meeting at which directors were elected, even if a new director was filling an unexpired term in a class with more than one year remaining in its term.

         If the Company's stockholders adopt the Amendment, the election procedure described above would be implemented in connection with the elections at the Meeting and would be applicable to every future election of directors. If the Company's stockholders do not adopt the Amendment, 6 directors will be elected to serve a one-year term until the Company's 2002 Annual Meeting of Stockholders. The Company's Restated Certificate of Incorporation does not authorize cumulative voting for directors, and the Amendment would not change the requirement that any directors standing for election must be elected by a plurality of votes cast.

         The proposal is not intended as a takeover-resistive measure in response to a specific threat, but rather is being recommended to assure fair treatment of the Company's stockholders in takeover situations. Although the Board may review other possible anti-takeover programs, the Board has no present intention of proposing additional amendments to the Restated Certificate of Incorporation that would affect the ability of a third party to change control of the Company.

Advantages of the Amendment

         The Board has observed that certain tactics, including the accumulation of substantial stock positions as a prelude to an attempted takeover or significant corporate restructuring, have become relatively common in corporate takeover practice. The Board is of the opinion that such tactics can be highly disruptive to a company and can result in dissimilar treatment of a company's stockholders. The Amendment will, by making it more time consuming and difficult for a substantial stockholder or stockholders to gain control of the Board without its consent, ensure some continuity in the management of the business and affairs of the Company and provide the Board with sufficient time to review both takeover proposals and appropriate alternatives. The Board also believes that the Amendment will serve to encourage any person intending to attempt a takeover to negotiate in advance with the Board, which in turn would allow the Board to protect better the interests of the Company's stockholders.

Disadvantages of the Amendment

         Stockholders should be aware that the proposed classified board will extend the time required to effect a change in control of the Board and may discourage hostile takeover bids for the Company, even if such a bid might be deemed by stockholders to be in their best interests. If the Company's stockholders approve the Amendment, it will take at least two annual meetings for a majority of stockholders to effectuate a change in control of the Board. Currently, a majority of stockholders could effectuate a change in control of the Board at one stockholder meeting. Because of the additional time required to change control of the Board, and the limitation on the removal of directors, the Amendment will tend to perpetuate present management. The Board also believes that the Amendment (i) will significantly reduce the possibility that a third party could affect a sudden or surprise change in majority control of the Board without the support of the incumbent Board, and (ii) will have significant effects on the ability of the Company's stockholders to cause immediate changes in the composition of the Board and otherwise to exercise their voting power to affect the composition of the Board.

         In addition, since the Amendment is designed to discourage accumulations of large blocks of Common Stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the Amendment could tend to reduce any temporary fluctuations in the market price of the Common Stock that are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. Because the Amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, a classified board may tend to discourage certain tender offers that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock. The Amendment will also make it more difficult for the Company's stockholders to change the composition of the Board even if the stockholders believe such a change would be desirable based on the performance of directors and the Company.

Vote Required to Approve Amendments

         Under Delaware law, any amendment to a company's certificate of incorporation must be approved by a majority of the outstanding stock entitled to vote thereon. As a result, the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Amendment. Abstentions and broker non-votes will not be considered a vote for the Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS WITH STAGGERED THREE-YEAR TERMS BE APPROVED. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such proposal unless otherwise instructed in such proxy.

                                 PROPOSAL THREE
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has selected
PricewaterhouseCoopers LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2001. Such firm has examined the financial statements of the Company since the Company's inception February 13, 1998.

         Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such proxy.

         A representative of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters, which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                              SOLICITATION OF PROXY

         The Board of Directors solicits the proxy accompanying this Proxy Statement. Officers, directors and regular supervisory and executive employees of the Company, none of who will receive any additional compensation for their services, may solicit proxies.

Also, the Company has retained Morrow and Company, Inc., a proxy solicitation firm, to solicit proxies at an estimated cost of $20,000 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of Common Stock in their names or in the name of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all of the cost of solicitation of proxies.

                                  MISCELLANEOUS

         It is important that proxies be returned promptly. Whether or not you expect to attend the meeting in person, the Board of Directors urges you to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your votes can be recorded.

                              STOCKHOLDER PROPOSALS

         The deadline for submission of stockholder proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2002 annual meeting of stockholders is ___________. Additionally, the Company must receive notice of any stockholder proposal to be submitted at the 2002 annual meeting of stockholders (but not required to be included in our proxy statement) by _____________, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended December 31, 2000, which has been filed with the Securities and Exchange Commission, is included in the Annual Report accompanying this Proxy Statement.

[May[ ], 2001]

                                                                      Appendix A

                             AUDIT COMMITTEE CHARTER
                             -----------------------
                           Statement of General Policy

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies and auditing practices; to review the independence of the outside auditors and the objectivity of the internal auditors and to review the adequacy and reliability of disclosures to stockholders.

The members of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers. The Committee shall comprise of a minimum of three members all of which are appointed by the Board on the recommendation of the Nominating Committee.

The Committee will meet at least twice a year with the Chief Financial Officer, the Director of Internal Audit and the outside auditors in separate executive sessions. The outside auditors are ultimately accountable to the Board and the Committee.

The Committee recognizes that management, internal auditors, and the outside auditors have more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements, internal controls or any professional certification as to the outside auditors' work.

In carrying out its oversight role, the Committee shall have the authority to retain special legal, accounting or other consultants at its discretion and at the Company's expense without permission of the Board or management.

The Committee is responsible for conducting the following recurring activities:

1. Review and reassess the adequacy of the Charter annually. At any time the Committee may recommend amendments to this charter and submit amendments for Board approval.

2. Review and discuss the annual audited and quarterly unaudited financial statements with management and the outside auditors. Discuss with the outside auditor their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied to its financial reporting as required by SAS 61, as modified or supplemented.

3. Recommend to the Board whether to include the audited financial statements in the Company's Form 10-K.

4. Review the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

5. Review significant changes in the Company's policies related to risk management, internal controls, accounting and financial reporting and ethical behavior of employees.

6. Review internal reports to remain appraised of material financial exposures and management actions to address issues related to:

     o Internal audit activities and internal and outside auditor's evaluation of internal control;

     o    Exposures, uninsured risks, insurance coverages and premiums;

     o Compliance with Company policies, including the Code of Ethics and Business Conduct, and with federal and state laws;

     o Legal actions brought against the Company and any liabilities and contingencies, which would jeopardize its financial condition.

7. Select and evaluate the outside auditors' performance and where appropriate, replace the outside auditors subject to approval by the Board and ratified by the stockholders; and review the appointment and replacement of the Director of Internal Audit.

8.   Confirm annually the outside auditors independence from the Company.

9. Review with the outside auditors' the scope of their examination for the succeeding year subsequent to the close of the current year.

10.  Approve fees charged by the outside auditors.

11.  Report minutes of the Audit Committee meetings to the full Board.

12. Review the Company's activities with respect to minimizing any adverse environmental impact of its operations, products and product packaging.

                                                                      Appendix B
                                                                      ----------

                    AMENDMENT TO ARTICLE V OF THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------


Section 1. Number of Directors. The number of directors of this Corporation shall be not less than three (3). The exact number of directors shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation, and may be increased or decreased as therein provided.

Section 2. Number and Classification of Directors.   The directors shall be
divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2002 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2003 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2004 annual meeting of stockholders. At each meeting of stockholders beginning in 2002, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next election of directors of such class by the stockholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expires and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office until the next election of directors of such class by the stockholders.

                                                ________________________________
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE





-------------------------------------------------------------------------------


                     ACCESS WORLDWIDE COMMUNICATIONS, INC.

            Proxy - Annual Meeting of Stockholders - June 20, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned, a stockholder of ACCESS WORLDWIDE COMMUNICATIONS, INC., does hereby appoint Michael Dinkins and Richard Lyew, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held June 20, 2001, at 11:00 a.m., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

               (Continued and to be Completed on Reverse Side.)


-------------------------------------------------------------------------------

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
                        Annual Meeting of Stockholders

                                 June 20, 2001


                    Please mark, your, date and return the
               proxy card promptly using the enclosed envelope.





              | Please Detach and Mail in the Envelope Provided |
-------------------------------------------------------------------------------
A [X]Please mark your
     votes as in this
     example.
                          WITHHOLD
                          AUTHORITY
                         to vote for
                FOR    nominees listed
                                        Nominees:  CLASS I
1. Election of  [ ]          [ ]                   -------
   Directors.                                      Peter D. Bewley
                                                   Lee H. Edelstein

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE       CLASS II
FOR AN INDIVIDUAL NOMINEE, WRITE THAT              --------
NOMINEES NAME IN THE SPACE PROVIDED BELOW.)        Randall J. Lewis
                                                   Shawkat Raslan

                                                   CLASS III
                                                   ---------
                                                   Michael Dinkins
                                                   Liam S. Donohue

2. Approve an Amendment to the Restated Certificate of Incorporation to provide for the classification of the Board of Directors.

                FOR      AGAINST      ABSTAIN

                [ ]        [ ]          [ ]

3. Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001.

                [ ]        [ ]          [ ]


The Board of Directors recommends a vote "FOR" each Item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED AND AT THE DISCRETION OF THE PERSON NAMED IN THIS PROXY AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here _________________ (L.S.) _____________ Dated _______

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both partner must sign. Fiduclanes and corporate and other represantatives should to indicate when signing and when more than one named a majority should sign.